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                                   EXHIBIT 11
                                KMART CORPORATION
                        COMPUTATION OF EARNINGS PER SHARE



($ Millions, except per share data)                                       13 Weeks Ended                   39 Weeks Ended
                                                                   -----------------------------     ---------------------------
                                                                   October 27,      October 28,      October 27,     October 28,
                                                                      1999            1998              1999            1998
                                                                   -----------      -----------      ----------      -----------
I.  Basic earnings per common share:

      (a) Income from continuing operations                        $       43       $      38       $    244         $   165
      (b) Discontinued operations                                           -               -           (230)              -
                                                                   -----------      ----------      ---------        --------
      (c) Net income                                               $       43       $      38       $     14         $   165
                                                                   ===========      ==========      =========        ========

      (d) Weighted average common shares outstanding                    492.1           492.8          493.8           491.7
                                                                   ===========      ==========      =========        ========


      Basic earnings per common share:

      Income from continuing operations (a)/(d)                    $     0.09       $    0.08       $   0.49         $  0.34
      Discontinued operations (b)/(d)                                       -               -          (0.46)             -
                                                                   -----------      ----------      ---------        --------
      Net income (c)/(d)                                           $     0.09       $    0.08       $   0.03         $  0.34
                                                                   ===========      ==========      =========        ========



II. Diluted earnings per common share: (1)


      Income from continuing operations                            $       43       $      38       $    244         $   165
      Add:  Dividends preferred stock, net                                 13              13             38              38
                                                                   -----------      ----------      ---------        --------
      (e) Income from continuing operations                                56              51            282             203
      (f)  Discontinued operations                                          -               -           (230)              -
                                                                   -----------      ----------      ---------        --------
      (g) Net income                                               $       56       $      51       $     52         $   203
                                                                   ===========      ==========      =========        ========


      Weighted average common shares outstanding                        492.1           492.8          493.8           491.7
      Weighted average trust convertible preferred securities
        outstanding                                                      66.7            66.7           66.7            66.7
      Stock option dilution activity                                      3.4             4.5            6.0             6.4
                                                                   -----------      ----------      ---------        --------

      (h) Applicable common shares, as adjusted                         562.2           564.0          566.5           564.8
                                                                   ===========      ==========      =========        ========

      Diluted earnings per common share:


      Income from continuing operations (e)/(h)                    $     0.10       $    0.09       $   0.50         $  0.36
      Discontinued operations (f)/(h)                                       -               -          (0.41)              -
                                                                   -----------      ----------      ---------        --------
      Net income (g)/(h)                                           $     0.10       $    0.09       $   0.09         $  0.36
                                                                   ===========      ==========      =========        ========
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       (1)   This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13 of SFAS 128 because it produces an antidilutive result.